SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2003

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	97-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1021 Howard Avenue

San Carlos, CA 94070

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 802-7240

Item 5: Other Events

On October 30, 2003, the Registrant entered into an Exclusive Co-Promotion Agreement with Gynecare Worldwide Division of Ethicon, Inc. A copy of the Agreement is attached hereto as Exhibit 10.1.

On January 17, 2004, the Registrant entered into a Share Purchase and Call Option Agreement with Mr. Yves Guillemain d’Echon, et al. A copy of the Agreement is attached hereto as Exhibit 10.2.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

10.1	*	Exclusive Co-Promotion Agreement, dated as of October 30, 2003, by and between the Company and Gynecare Worldwide Division of Ethicon, Inc.

10.2	*	Share Purchase and Call Option Agreement, dated as of January 17, 2004, by and between Mr. Yves Guillemain d’Echon et al. and Conceptus Inc.

*	Confidential Treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/S/ GREGORY E. LICHTWARDT
Gregory E. Lichtwardt
Executive Vice President, Treasurer and Chief Financial Officer

Dated: February 27, 2004